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                                                                     Exhibit 2.5
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                  SECURITIES PURCHASE AGREEMENT AMENDMENT NO.1

                                      AMONG

                                    JAWZ INC.

                     (Formerly named JAWS Technologies, Inc)

                                       AND

                         THE INVESTORS SIGNATORY HERETO

                     DATED EFFECTIVE AS OF NOVEMBER 1, 2000
























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         SECURITIES PURCHASE AGREEMENT AMENDMENT NO.1 (this "Agreement"), dated as of January ___, 2001, to be effective as of November 1, 2000 among JAWZ Inc., a Delaware corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

         WHEREAS, the Company and the Purchasers entered into a Securities Purchase Agreement dated August 21, 2000 (the "Securities Purchase Agreement");

         NOW, THEREFORE, IN CONSIDERATION of these premises, the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree to amend the Securities Purchase Agreement as follows:

(1) ARTICLE I, PURCHASE AND SALE IS AMENDED BY DELETING SECTION 1.1(A) IN ITS ENTIRETY AND BY INSERTING THE FOLLOWING:



                                   ARTICLE I
                                PURCHASE AND SALE

         1.1   The Closing.

              (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase the aggregate of 5,600,000 shares of Common Stock (the "Shares") for an aggregate purchase price of $7,000,000. The closing of the purchase and sale of the Shares (the "Closing") shall take place on three dates for the closing of three traunches of shares. The first traunche of 600,000 shares shall close at the offices of Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings"), 399 Park Avenue,
31st Floor, New York, New York 10022, immediately following the execution hereof or such later date as the parties shall agree. The date of the first closing is hereinafter referred to as the "First Closing Date." The second traunche of 400,000 shares shall close on August 30, 2000 at the offices of Jaws Technologies, Inc., Suite 400, 630-8th Avenue S.W., Calgary, Alberta, T2P 1G6. The date of the second closing is hereinafter referred to as the "Second Closing Date." The third tranche of 4,600,000 shares shall close on or about November 1, 2000 at the offices of Jaws Technologies, Inc., Suite 400, 630-8th Avenue S.W., Calgary, Alberta, T2P 1G6. The date of the third closing is hereinafter referred to as the "Third Closing Date."

                    (ii) At the First Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) a stock certificate representing 600,000 Shares registered in the name of the Purchaser, (2) the legal opinion of Paul, Hastings Janofsky & Walker LLP, outside counsel to the Company and (3) the Transfer Agent Instructions, executed by the Company and delivered to and acknowledged by the Company's transfer agent (the "Transfer Agent Instructions"); and (B) the Purchaser shall deliver: $3,000,000 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company.

                    (iii) On August 30, 2000, (A) the Company will, against delivery of the amounts set forth in clause (B) in this paragraph, deliver to each Purchaser, a stock certificate representing 400,000 Shares (subject to equitable adjustment for stock splits, recombinations and

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similar events), registered in the name of such Purchaser, and (B) the Purchaser will deliver to the Company, $2,000,000 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

         On or about November 1, 2000, (A) the Company will, against delivery of the amounts set forth in clause (B) of this paragraph, deliver to each Purchaser
(1), a stock certificate representing 4,600,000 Shares (subject to equitable adjustment for stock splits, recombinations and similar events), registered in the name of such Purchaser (2) a Common Stock purchase warrant, in the form of Exhibit A - No. 1, registered in the name of the Purchaser, pursuant to which such Purchaser shall have the right to acquire shares of Common Stock upon the terms and in such number as set forth therein (the "Adjustable Warrant"), (3) Common Stock purchase warrants, in the form of Exhibit B - No.1, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock indicated below such Purchaser's name on the signature page of this Agreement, upon the terms and at the exercise price set forth in therein (each a "Closing Warrant") (4) an executed Registration Rights Amending Agreement No. 1, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D - No. 1 (the "Registration Rights Amending Agreement") and (B) the Purchaser will deliver to the Company, $2,000,000 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.



(2) ARTICLE I, PURCHASE AND SALE IS AMENDED BY ADDING SECTION 1.1(B) AS FOLLOWS:

         (b) Receipt for $2,000,000 and Cancellation of Promissory Notes


         The Company hereby acknowledges receipt of the $2,000,000 United States Dollars to be forwarded by the Purchaser on or about November 1, 2000 and the Purchaser hereby acknowledges that the One Million Dollar ($1,000,000) Promissory Notes attached hereto as Exhibits A and B, issued on October 31, 2000 and November 28, 2000 (the "Promissory Notes"), to Thomson Kernaghan & Co. Ltd. ("TK") by the Company, and transferred and assigned to the Purchaser, are fully satisfied and have been returned to the Company to be destroyed. The Purchaser does hereby release and forever discharge the Company its directors officers and employees, agents, successors and assigns (all of whom are hereinafter referred to collectively as the "Releasees") of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, indemnities, expenses, general damages, special damages, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, or under any statute, which against the Releasees, that TK ever had, now has or can or may hereafter have by reason of the Promissory Notes.

          [INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have caused this Securities
Purchase Amending Agreement No. 1 to be duly executed by their respective authorized signatories as of the date first indicated above.


               JAWZ INC.



               By:________________________________
               Name:
               Title:


               CALP II LIMITED PARTNERSHIP



               By:_________________________________
               Name:  Mark Valentine,
               Title: President of VMH Investment Management Ltd.,
               As:    General Partner for CALP II Limited Partnership


               By:_____________________________________
               Name:   Ian McKinnon
               Title:
               As:


                By:_____________________________________
                Name:   Michelle McKinnon
                Title:
                As:

Address for Notice:


    CALP II Limited Partnership         With a copy to:
    c/o Forum Fund Services
    Washington Mall, 3rd Floor          John M. Mann, Esq.
    Church Street                       Attorney at Law
    Hamilton HM11, Bermuda              1330 Post Oak Boulevard, Suite 2800
    ATTN:  Paul Stevenson               Houston, Texas 77056-2030
    TEL:     441-296-1300
    FAX:     441-296-1301



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